Exhibit 99.2

NEWS…	Contact:	Lisa Hathcoat
July 27, 2006		(813) 282-1225
FOR IMMEDIATE RELEASE

OSI RESTAURANT PARTNERS, INC.
ANNOUNCES QUARTERLY DIVIDEND

Tampa, Florida, July 27, 2006 -- The Board of Directors of OSI Restaurant Partners, Inc. (NYSE: OSI) at its regular meeting held on July 25, 2006, declared a quarterly dividend of $0.13 per share of the Company’s common stock. The dividend is payable on September 1, 2006 to shareholders of record as of August 18, 2006.

The OSI Restaurant Partners, Inc. restaurant system operates 938 Outback Steakhouses, 211 Carrabba's Italian Grills, 111 Bonefish Grills, 41 Fleming’s Prime Steakhouse and Wine Bars, 22 Roy’s, five Lee Roy Selmon’s, two Paul Lee’s Chinese Kitchens and 35 Cheeseburger in Paradise restaurants in 50 states and 21 countries internationally.

# # # #